Exhibit 99.1

MongoDB, Inc. Announces Second Quarter Fiscal 2023 Financial Results
Second Quarter Fiscal 2023 Total Revenue of $303.7 million, up 53% Year-over-Year
Continued Strong Customer Growth with Over 37,000 Customers as of July 31, 2022
MongoDB Atlas Revenue up 73% Year-over-Year; 64% of Total Q2 Revenue
NEW YORK - August 31, 2022 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the second quarter ended July 31, 2022.
“MongoDB delivered strong second quarter results, highlighted by 73% Atlas revenue growth and a record number of net additions of direct sales customers. We are seeing robust growth in new workloads being deployed on our platform, which is indicative of the critical role we play in enabling customers to build and run mission critical applications that transform their business,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.
Second Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue was $303.7 million for the second quarter of fiscal 2023, an increase of 53% year-over-year. Subscription revenue was $291.6 million, an increase of 52% year-over-year, and services revenue was $12.1 million, an increase of 64% year-over-year.
•Gross Profit: Gross profit was $215.4 million for the second quarter of fiscal 2023, representing a 71% gross margin compared to 69% in the year-ago period. Non-GAAP gross profit was $223.2 million, representing a 73% non-GAAP gross margin, compared to a non-GAAP gross margin of 72% in the year-ago period.
•Loss from Operations: Loss from operations was $114.8 million for the second quarter of fiscal 2023, compared to a loss of $72.5 million in the year-ago period. Non-GAAP loss from operations was $12.4 million, compared to a non-GAAP loss of $4.0 million in the year-ago period.
•Net Loss: Net loss was $118.9 million, or $1.74 per share, based on 68.3 million weighted-average shares outstanding, for the second quarter of fiscal 2023. This compares to a net loss of $77.1 million, or $1.22 per share, based on 63.4 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $15.6 million or $0.23 per share. This compares to a non-GAAP net loss of $7.7 million or $0.12 per share in the year-ago period.
•Cash Flow: As of July 31, 2022, MongoDB had $1.8 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended July 31, 2022, MongoDB used $44.7 million of cash from operations, used $2.6 million of cash in capital expenditures and used $1.3 million of cash in principal repayments of finance leases, leading to negative free cash flow of $48.6 million, compared to negative free cash flow of $22.7 million in the year-ago period.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Second Quarter Fiscal 2023 and Recent Business Highlights
•Held our annual, flagship event MongoDB World in person in New York City for the first time since 2019. MongoDB World brought together our enthusiastic and vibrant developer community and broke all records, with approximately 3,000 attendees, 35 sponsors, 290 speakers across more than 200 sessions, 235 Ask the Expert sessions, and nearly 100 Builder’s Fest sessions.
•Released MongoDB 6.0 for general availability to further our ambitious developer data platform vision. MongoDB 6.0’s new and enhanced abilities allow our customers to run a broad range of workloads and consolidate a disparate set of point solutions onto MongoDB. Queryable Encryption, an industry first, which enables users to run rich queries over encrypted data, received noteworthy attention.
•Continued to deepen and improve our collaboration with hyperscale cloud vendors through further product integration and alignment. MongoDB for Startups, now an exclusive offer in AWS Activate, helps early-stage companies get started with MongoDB. Additionally, MongoDB won the Google Cloud Technology Partner of the Year for Data Management and the partnership continues to grow with MongoDB Atlas now available across 29 Google Cloud regions.
Third Quarter and Full Year Fiscal 2023 Guidance
Based on information available to management as of today, August 31, 2022, MongoDB is issuing the following financial guidance for the third quarter and full year fiscal 2023.

	Third Quarter Fiscal 2023	Full Year Fiscal 2023
Revenue	$300.0 million to $303.0 million	$1,196.0 million to $1,206.0 million
Non-GAAP Loss from Operations	($10.0) million to ($8.0) million	($13.0) million to ($8.0) million
Non-GAAP Net Loss per Share	($0.19) to ($0.16)	($0.35) to ($0.28)
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in MongoDB’s operating results may be particularly pronounced in the current economic environment due to the current volatility in the global economy and the continuing uncertainty caused by the ongoing COVID-19 pandemic. The situation regarding both the volatility in the global economy and the COVID-19 pandemic remains uncertain and could change rapidly, and MongoDB will continue to evaluate the potential impact of both these factors on its business.
Reconciliation of non-GAAP income/loss from operations and non-GAAP net income/loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, August 31, 2022, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.
About MongoDB
MongoDB is the developer data platform company empowering innovators to create, transform, and disrupt industries by unleashing the power of software and data. Headquartered in New York, MongoDB has more than 37,000 customers in over 100 countries. The MongoDB database platform has been downloaded over 300 million times and there have been more than 1.5 million registrations for MongoDB University courses.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the third fiscal quarter and full year fiscal 2023 and MongoDB’s ability to capitalize on its market opportunity and deliver strong growth for the foreseeable future. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact that the precautions we have taken in our business relative to the ongoing COVID-19 pandemic may have on our business; the financial impacts of the COVID-19 pandemic on our customers and our potential customers; the effects of the ongoing military conflict between Russia and Ukraine on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, filed with the SEC on June 3, 2022. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2022 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net loss and non-GAAP net loss per share exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;
•amortization of time-based payments associated with prior acquisitions that were deemed to be post-combination compensation expense for U.S. GAAP purposes; and

•in the case of non-GAAP net loss and non-GAAP net loss per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on investments.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com
Media Relations
Matt Trocchio
MongoDB
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$651,420	$473,904
Short-term investments	1,144,192	1,352,019
Accounts receivable, net of allowance for doubtful accounts of $4,960 and $4,966 as of July 31, 2022 and January 31, 2022, respectively	213,267	195,383
Deferred commissions	72,069	63,523
Prepaid expenses and other current assets	27,566	32,573
Total current assets	2,108,514	2,117,402
Property and equipment, net	61,604	62,625
Operating lease right-of-use assets	46,418	41,745
Goodwill	57,779	57,775
Acquired intangible assets, net	16,018	20,608
Deferred tax assets	2,163	1,939
Other assets	159,102	147,494
Total assets	$2,451,598	$2,449,588
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,303	$5,234
Accrued compensation and benefits	83,806	112,568
Operating lease liabilities	9,163	8,084
Other accrued liabilities	73,916	48,848
Deferred revenue	350,709	352,001
Total current liabilities	524,897	526,735
Deferred tax liability, non-current	95	81
Operating lease liabilities, non-current	40,437	38,707
Deferred revenue, non-current	24,462	23,179
Convertible senior notes, net	1,138,200	1,136,521
Other liabilities, non-current	55,339	57,665
Total liabilities	1,783,430	1,782,888
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of July 31, 2022 and January 31, 2022; 68,785,903 shares issued and 68,686,532 shares outstanding as of July 31, 2022; 67,543,731 shares issued and 67,444,360 shares outstanding as of January 31, 2022	69	67
Additional paid-in capital	2,059,405	1,860,514
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of July 31, 2022 and January 31, 2022	(1,319)	(1,319)
Accumulated other comprehensive loss	(4,194)	(2,928)
Accumulated deficit	(1,385,793)	(1,189,634)
Total stockholders’ equity	668,168	666,700
Total liabilities and stockholders’ equity	$2,451,598	$2,449,588

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue:
Subscription	$291,607	$191,381	$566,188	$365,951
Services	12,053	7,366	22,919	14,444
Total revenue	303,660	198,747	589,107	380,395
Cost of revenue(1):
Subscription	71,435	50,955	136,004	96,357
Services	16,842	9,747	30,488	18,873
Total cost of revenue	88,277	60,702	166,492	115,230
Gross profit	215,383	138,045	422,615	265,165
Operating expenses:
Sales and marketing(1)	181,598	109,377	331,866	207,267
Research and development(1)	108,037	72,396	204,409	137,147
General and administrative(1)	40,591	28,803	77,123	54,728
Total operating expenses	330,226	210,576	613,398	399,142
Loss from operations	(114,843)	(72,531)	(190,783)	(133,977)
Other expense, net	(973)	(3,064)	(1,181)	(6,986)
Loss before provision for income taxes	(115,816)	(75,595)	(191,964)	(140,963)
Provision for income taxes	3,049	1,538	4,195	162
Net loss	$(118,865)	$(77,133)	$(196,159)	$(141,125)
Net loss per share, basic and diluted	$(1.74)	$(1.22)	$(2.88)	$(2.26)
Weighted-average shares used to compute net loss per share, basic and diluted	68,334,464	63,426,694	68,025,687	62,411,295

(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cost of revenue—subscription	$5,009	$3,399	$9,476	$6,389
Cost of revenue—services	2,560	1,465	4,772	2,952
Sales and marketing	35,653	21,082	66,187	39,958
Research and development	40,642	23,687	76,125	44,022
General and administrative	12,690	8,072	23,560	15,298
Total stock‑based compensation expense	$96,554	$57,705	$180,120	$108,619

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(118,865)	$(77,133)	$(196,159)	$(141,125)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,958	3,371	7,745	6,622
Stock-based compensation	96,554	57,705	180,120	108,619
Amortization of debt issuance costs	845	892	1,685	2,319
Amortization of finance right-of-use assets	993	994	1,987	1,988
Amortization of operating right-of-use assets	2,440	1,710	4,458	3,232
Deferred income taxes	(241)	(793)	(302)	(2,378)
Accretion of discount on short-term investments	1,845	1,467	4,076	2,994
Loss (gain) on non-marketable securities	57	—	(1,694)	—
Unrealized foreign exchange (gain) loss	(1,725)	729	(1,144)	1,044
Change in operating assets and liabilities:
Accounts receivable	(48,220)	(18,822)	(19,480)	16,323
Prepaid expenses and other current assets	8,201	3,178	4,908	(5,849)
Deferred commissions	(11,833)	(10,574)	(16,555)	(16,456)
Other long-term assets	(504)	(75)	(862)	(52)
Accounts payable	1,138	223	2,161	447
Accrued liabilities	22,815	18,619	(201)	1,467
Operating lease liabilities	(2,357)	(1,568)	(4,549)	(2,595)
Deferred revenue	179	42	331	9,791
Other liabilities, non-current	49	277	378	4,068
Net cash used in operating activities	(44,671)	(19,758)	(33,097)	(9,541)
Cash flows from investing activities
Purchases of property and equipment	(2,614)	(1,705)	(5,152)	(2,332)
Acquisition, net of cash acquired	—	—	—	(4,469)
Investment in non-marketable securities	—	(200)	(1,119)	(1,136)
Proceeds from maturities of marketable securities	325,000	175,000	400,000	275,000
Purchases of marketable securities	(97,468)	(302,507)	(197,614)	(403,986)
Net cash provided by (used in) investing activities	224,918	(129,412)	196,115	(136,923)
Cash flows from financing activities
Proceeds from exercise of stock options	1,332	2,206	2,988	5,745
Proceeds from issuance of common stock, net of issuance costs	—	889,564	—	889,564
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	15,777	12,963	15,777	12,963
Principal repayments of finance leases	(1,287)	(1,216)	(1,882)	(2,415)
Repayments of convertible senior notes attributable to principal	—	—	—	(27,594)
Net cash provided by financing activities	15,822	903,517	16,883	878,263
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(928)	(408)	(2,395)	(502)
Net increase in cash, cash equivalents and restricted cash	195,141	753,939	177,506	731,297
Cash, cash equivalents, and restricted cash, beginning of period	456,785	407,580	474,420	430,222
Cash, cash equivalents, and restricted cash, end of period	$651,926	$1,161,519	$651,926	$1,161,519

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$215,383	$138,045	$422,615	$265,165
Gross margin (Gross profit/Total revenue) on a GAAP basis	71%	69%	72%	70%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	5,177	3,626	9,979	6,869
Expenses associated with stock-based compensation: Cost of Revenue—Services	2,622	2,341	4,862	3,497
Non-GAAP gross profit	$223,182	$144,012	$437,456	$275,531
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	73%	72%	74%	72%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$181,598	$109,377	$331,866	$207,267
Less:
Expenses associated with stock-based compensation	37,089	24,468	70,927	46,152
Amortization of intangible assets associated with acquisitions	760	760	1,520	1,520
Non-GAAP sales and marketing operating expense	$143,749	$84,149	$259,419	$159,595

Research and development operating expense on a GAAP basis	$108,037	$72,396	$204,409	$137,147
Less:
Expenses associated with stock-based compensation	41,824	25,351	79,328	47,177
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	1,535	2,538	3,070	3,960
Non-GAAP research and development operating expense	$64,678	$44,507	$122,011	$86,010

General and administrative operating expense on a GAAP basis	$40,591	$28,803	$77,123	$54,728
Less:
Expenses associated with stock-based compensation	13,404	9,429	26,158	18,000
Non-GAAP general and administrative operating expense	$27,187	$19,374	$50,965	$36,728

Reconciliation of GAAP loss from operations to non-GAAP income (loss) from operations:
Loss from operations on a GAAP basis	$(114,843)	$(72,531)	$(190,783)	$(133,977)
Add back:
Expenses associated with stock-based compensation	100,116	65,215	191,254	121,695
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	3,298	4,590	5,480
Non-GAAP income (loss) from operations	$(12,432)	$(4,018)	$5,061	$(6,802)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(118,865)	$(77,133)	$(196,159)	$(141,125)
Add back:
Expenses associated with stock-based compensation	100,116	65,215	191,254	121,695
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	3,298	4,590	5,480
Amortization of debt issuance costs related to convertible senior notes	845	892	1,685	2,319
Less:
Loss (gain) on non-marketable securities	57	—	(1,694)	—
Non-GAAP net loss	$(15,552)	$(7,728)	$(324)	$(11,631)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.74)	$(1.22)	$(2.88)	$(2.26)
Add back:
Expenses associated with stock-based compensation	1.47	1.03	2.81	1.95
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	0.03	0.06	0.07	0.09
Amortization of debt issuance costs related to convertible senior notes	0.01	0.01	0.02	0.03
Less:
Gain on non-marketable securities	—	—	0.02	—
Non-GAAP net loss per share, basic and diluted	$(0.23)	$(0.12)	$—	$(0.19)

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Net cash used in operating activities	$(44,671)	$(19,758)	$(33,097)	$(9,541)
Capital expenditures	(2,614)	(1,705)	(5,152)	(2,332)
Principal repayments of finance leases	(1,287)	(1,216)	(1,882)	(2,415)
Capitalized software	—	—	—	—
Free cash flow	$(48,572)	$(22,679)	$(40,131)	$(14,288)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021	10/31/2021	1/31/2022	4/30/2022	7/31/2022
Total Customers (a)	20,200+	22,600+	24,800+	26,800+	29,000+	31,000+	33,000+	35,200+	37,000+
Direct Sales Customers(b)	2,500+	2,800+	3,000+	3,300+	3,600+	3,900+	4,400+	4,800+	5,400+
MongoDB Atlas Customers	18,800+	21,100+	23,300+	25,300+	27,500+	29,500+	31,500+	33,700+	35,500+
Customers over $100K(c)	819	898	975	1,057	1,126	1,201	1,307	1,379	1,462

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer. As of and prior to January 31, 2022, our definition of “customer” excluded (1) users of our free offerings, (2) mLab users who spend $20 or less per month with us and (3) self-serve users acquired from Realm. The excluded mLab and Realm users collectively represented an immaterial portion of the revenue associated with users acquired from those acquisitions.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	7/31/2020	10/31/2020	1/31/2021	4/30/2021	7/31/2021	10/31/2021	1/31/2022	4/30/2022	7/31/2022
MongoDB Enterprise Advanced: % of Subscription Revenue	45%	43%	41%	40%	36%	34%	33%	33%	28%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	81%	82%	83%	84%	84%	85%	86%	87%	86%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.